ITEM 77Q(a) - COPIES OF ALL MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS



FEDERATED MUNICIPAL SECURITIES INCOME TRUST
Amendment No. 26
DECLARATION OF TRUST
As dated August 6, 1990

	This Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing
Series or Class, the Series and Classes of the Trust are established and designated as:

             Federated Michigan Intermediate Municipal Trust
                              Class A Shares
              Federated Municipal High Yield Advantage Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                              Class F Shares
                          Institutional Shares
                 Federated New York Municipal Income Fund
                              Class A Shares
                              Class B Shares
                   Federated Ohio Municipal Income Fund
                              Class A Shares
                              Class F Shares
              Federated Pennsylvania Municipal Income Fund
                              Class A Shares
                              Class B Shares"

	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2013, to become effective on the 11th day of June, 2013.

	WITNESS the due execution hereof this 17th day of May, 2013.

/s/ John F. Donahue
John F. Donahue

/s/ Peter E. Madden
Peter E. Madden

/s/ John F. Cunningham
John F. Cunningham

/s/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.

/s/ J. Christopher Donahue
J. Christopher Donahue

/s/ Thomas M. O'Neill
Thomas M. O'Neill

/s/ Maureen Lally-Green
Maureen Lally-Green

/s/ John S. Walsh
John S. Walsh